Exhibit 99(a)

WHITE MOUNTAINS REPORTS 13% GROWTH IN BOOK VALUE FOR 2003

Fourth Quarter 2003 Acquisitions to Add Significant Value in 2004

HAMILTON, Bermuda (February 3, 2004) – White Mountains Insurance Group, Ltd. ended 2003 with a fully converted tangible book value per share of $291, an increase of 13% (including dividends) from $259 at the end of 2002.  Pre-tax income for 2003 was $372 million compared to $119 million in 2002.  For the fourth quarter of 2003, pre-tax income was $64 million compared to $60 million in the prior year.

During the fourth quarter, White Mountains announced the following pending and completed acquisitions:

•                  Renewal Rights to the Treaty Business of CNA Reinsurance;

•                  Atlantic Specialty, the Commercial Insurance Business of Atlantic Mutual;

•                  Sierra Insurance Group, a runoff insurance company, from Sierra Health Services;

•                  Sirius Insurance Group, an international reinsurance operation, from ABB Holdings, Ltd.

CEO Ray Barrette said, “We had a solid year in 2003.  We achieved terrific underwriting results in all of our ongoing businesses and earned nice returns on our investment portfolio. The drag from runoff operations shaved 2-3 percentage points from our book value growth, but this drag should essentially be over.  In the fourth quarter, we were able to carefully capitalize on unique opportunities in each one of our businesses.   All these transactions will add significant value for our shareholders and will be financed internally.  In addition, Atlantic Specialty and Sirius International will clearly enhance our insurance and reinsurance operations, respectively.”

OneBeacon

OneBeacon’s pre-tax income for 2003 was $420 million compared to $200 million in 2002.  The GAAP combined ratio was 98% for 2003 compared to 107% in 2002.

For the fourth quarter of 2003, OneBeacon’s pre-tax income was $111 million with a GAAP combined ratio of 95%.  For the comparable period of 2002, pre-tax income was $60 million with a GAAP combined ratio of 101%.

John Cavoores, CEO of OneBeacon, said, “We were operating on all cylinders in 2003.  The GAAP combined ratio for core operations was 90% for the year.  Core premiums are growing again and we are no longer writing non-core premiums.  The addition of Atlantic Specialty, coupled with the introduction of new segmented personal insurance products and strong profit and growth in our specialty operations, gives OneBeacon terrific momentum going into 2004.”

Net written premiums on core operations for 2003 were $1.9 billion, compared to $2.0 billion in 2002. Net written premiums on core operations for the fourth quarter of 2003 were $453 million, up 9% compared to $414 million in the same period last year.  Net written premiums for 2003 were $2.0 billion, down from $2.5 billion in 2002. Net written premiums for the fourth quarter of 2003 were $465 million, down from $485 million in the fourth quarter of 2002.

Reinsurance

Pre-tax income for White Mountains’ Reinsurance segment was $193 million for 2003, an increase of 16% over the $166 million recorded in 2002.  For the fourth quarter of 2003, pre-tax income was $66 million versus $46 million in the comparable period of 2002.

Folksamerica’s GAAP combined ratio was 95% in 2003, compared to 100% in 2002.  Folksamerica’s net written premiums increased 31% in 2003 to $889 million, while gross written premiums increased 46% to $1.4 billion.  Folksamerica’s GAAP combined ratio was 97% for the fourth quarter of 2003, compared to 100% for the fourth quarter of 2002.  Net and gross written premiums increased 13% and 22%, respectively, in the fourth quarter compared to the fourth quarter of 2002.

Steve Fass, CEO of Folksamerica, said, “Overall, it was an outstanding year for Folksamerica.  Underwriting results and premiums reached record levels. We also completed the renewal rights transaction with CNA Re and, through Folksamerica Re Solutions, negotiated the acquisition of Sierra Health Services.  We expect these transactions to add to our economic value in 2004 and beyond.”

White Mountains’ Reinsurance segment consists of Folksamerica, Folksamerica Re Solutions, White Mountains Underwriting, Fund American Re, and White Mountains’ investment in Montpelier.

Other Operations

White Mountains’ Other Operations segment reported a pre-tax loss of $240 million for the full year 2003, compared to a pre-tax loss of $246 million in 2002.  For the fourth quarter, the pre-tax loss was $112 million versus a pre-tax loss of $47 million in the comparable period of 2002.  The Other Operations segment losses for each period was principally the result of financing, purchase accounting and compensation expenses at the holding company level.  All results reported by the Company reflect the full cost of all compensation plans.

Investment Activities

John Gillespie, President of White Mountains Advisors, said, “We successfully navigated through a volatile year in the bond market and capitalized on a rising equity tide.  In 2003, our equities and our fixed income portfolios both performed better than broadly accepted benchmarks.  Our strategy continues to be to keep our bond portfolio duration relatively short at about three years and accumulate equities when we perceive value opportunities.”

White Mountains’ 2003 pre-tax income included $163 million of realized gains compared to $156 million in 2002.  For the fourth quarter of 2003, realized gains were $49 million compared to $39 million last year.  After-tax unrealized gains were $76 million in 2003 compared to $204 million in 2002.  There were less unrealized gains in 2003 relative to 2002 primarily due to the increase in interest rates in 2003, versus the decline in rates in 2002.

Changes in Accounting Principles

During the fourth quarter of 2003, the FASB issued Staff Position No. 150-3 (“FSP 150-3”) deferring the adoption of SFAS 150 for certain mandatorily redeemable financial instruments.   In this latest pronouncement, the FASB requires companies that were required to adopt SFAS 150 for such instruments in the third quarter of 2003 to reverse the effects of adoption in the fourth quarter of 2003.  As a result, White Mountains recorded a $90 million gain as a cumulative effect of a change in accounting principles in the fourth quarter to reverse the effects of the $90 million charge recorded in the third quarter 2003 to adopt SFAS 150.  Neither the adoption of SFAS 150 nor its subsequent reversal impacted fully converted tangible book value per share as the Company has always carried the Berkshire Preferred Stock at its full $300 million redemption value in computing its fully converted tangible book value per share.

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. The Company expects to file its Form 10-K with the Securities and Exchange Commission on or before Monday, March 15, 2004 and urges shareholders to refer to that document for more complete information concerning White Mountains’ financial results.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The information contained in this earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements.  The words “will”, “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements.  These forward-looking statements include, among others, statements with respect to White Mountains’:

•                                growth in book value per share or return on equity;

•                                business strategy;

•                                financial and operating targets or plans;

•                                incurred losses and the adequacy of its loss and loss adjustment expense reserves;

•                                projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                                expansion and growth of our business and operations; and

•                                future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                                the failure of White Mountains to complete any or all of its recently announced acquisitions or, if White Mountains completes any such acquisition, the failure of any or all of such completed acquisitions to add value or to enhance White Mountains’ business;

•                                claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                                the continued availability of capital and financing;

•                                general economic, market or business conditions;

•                                competitive forces, including the conduct of other property and casualty insurers and reinsurers

•                                changes in domestic or foreign laws or regulations applicable to White Mountains, its competitors or its clients;

•                                an economic downturn or other economic conditions, such as changes in foreign currency exchange rates,  adversely affecting its financial position;

•                                loss reserves established subsequently proving to have been inadequate; and

•                                other factors, most of which are beyond White Mountains’ control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.

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WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(millions, except share amounts)

	December 31, 2003		December 31, 2002
Assets

Fixed maturity investments, at fair value	$6,248.1		$6,669.1
Short-term investments, at fair value	1,546.6		1,790.6
Common equity securities, at fair value	513.6		275.0
Other investments	239.2		164.7

Total investments	8,547.5		8,899.4

Reinsurance recoverable on unpaid losses	3,473.8		4,071.9
Reinsurance recoverable on paid losses	121.7		159.8
Insurance and reinsurance premiums receivable	779.0		830.5
Investments in unconsolidated insurance affiliates	515.9		399.9
Deferred acquisition costs	233.6		244.9
Ceded unearned premiums	185.3		163.9
Accounts receivable on unsettled investment sales	9.1		160.8
Other assets	1,105.1		1,102.5

Total assets	$14,971.0		$16,033.6

Liabilities

Loss and loss adjustment expense reserves	$7,728.2		$8,875.3
Unearned insurance and reinsurance premiums	1,409.4		1,514.4
Debt	743.0		793.2
Accounts payable on unsettled investment purchases	371.6		495.2
Preferred stock subject to mandatory redemption	194.5		—
Funds held under reinsurance treaties	211.9		262.4
Other liabilities	1,333.2		1,285.3

Total liabilities	11,991.8		13,225.8

Convertible preference shares	—		219.0
Minority interest - preferred stock of subsidiaries	—		180.9

Common shareholders’ equity

Common shares and paid-in surplus	1,407.1		1,129.3
Retained earnings	1,286.4		1,071.9
Accumulated other comprehensive income, after tax:
Unrealized gains on investments	286.0		210.2
Unrealized foreign currency translation losses	(.3)		(3.5)

Total common shareholders’ equity	2,979.2		2,407.9

Total liabilities, convertible preference shares, minority interest and common shareholders’ equity	$14,971.0		$16,033.6

Common shares outstanding (000’s)	9,007	sh	8,351	sh
Common and equivalent shares outstanding (000’s)	10,782	sh	10,806	sh

WHITE MOUNTAINS INSURANCE GROUP, LTD.

FULLY CONVERTED TANGIBLE BOOK VALUE PER COMMON AND EQUIVALENT SHARE

(Unaudited)

	December 31, 2003	September 30, 2003	December 31, 2002
Book value per share numerators (in millions of dollars):

Common shareholders’ equity	$2,979.2	$2,794.6	$2,407.9
Proceeds from assumed exercise of outstanding Warrants	300.0	300.0	300.0
Benefits to be received from share obligations under employee benefit plans	7.0	7.5	8.8
Remaining adjustment of subsidiary preferred stock to face value	(125.5)	(41.2)	(139.1)
Book value per share numerator	3,160.7	3,060.9	2,577.6
Conversion of convertible preference shares to Common Shares	—	—	219.0
Unamortized goodwill of consolidated limited partnership investments	(20.3)	(17.8)	—
Fully converted tangible book value per common and equivalent share numerator	$3,140.4	$3,043.1	$2,796.6

Book value per share denominators (in thousands of shares):

Common Shares outstanding	9,007.2	9,002.4	8,351.4
Common Shares issuable upon exercise of outstanding Warrants	1,724.2	1,724.2	1,714.3
Share obligations under employee benefits plans	50.6	55.4	61.9
Book value per share denominator	10,782.0	10,782.0	10,127.6
Conversion of convertible preference shares to Common Shares	—	—	678.0
Fully converted tangible book value per common and equivalent share denominator	10,782.0	10,782.0	10,805.6

Book value per share	$293.15	$283.90	$254.52
Fully converted tangible book value per common and equivalent share	$291.27	$282.24	$258.82

WHITE MOUNTAINS INSURANCE GROUP, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(millions, except per share amounts)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Revenues:
Earned insurance and reinsurance premiums	$791.3	$840.1	$3,137.7	$3,576.4
Net investment income	71.8	81.4	290.9	366.0
Net realized gains on investments	48.6	39.3	162.6	156.0
Other revenue	51.2	40.7	215.4	113.7

Total revenues	962.9	1,001.5	3,806.6	4,212.1
Expenses:
Loss and loss adjustment expenses	503.6	627.7	2,138.1	2,638.2
Insurance and reinsurance acquisition expenses	154.7	184.2	611.6	806.3
Other underwriting expenses	107.6	54.0	363.3	403.9
General and administrative expenses	98.3	43.0	201.8	92.7
Accretion of fair value adjustment to loss and loss adjustment expense reserves	10.1	14.2	48.6	79.8
Interest expense on debt	11.5	18.8	48.6	71.8
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	13.1	—	22.3	—

Total expenses	898.9	941.9	3,434.3	4,092.7

Pretax income	64.0	59.6	372.3	119.4

Tax provision	(22.4)	(10.4)	(127.6)	(11.7)

Net income before minority interest, equity in earnings of unconsolidated affiliates, accounting changes and extraordinary items	41.6	49.2	244.7	107.7
Dividends and accretion on subsidiary preferred stock to face value	—	(10.5)	(21.5)	(40.9)
Equity in earnings of unconsolidated affiliates	15.1	6.2	57.4	14.0

Net income before accounting changes and extraordinary items	56.7	44.9	280.6	80.8

Cumulative effect of changes in accounting principles	89.8	—	—	660.2
Excess of fair value of acquired net assets over cost	—	—	—	7.1

Net income	146.5	44.9	280.6	748.1

Net change in unrealized gains on investments	31.7	17.0	75.8	203.7
Net change in foreign currency gains (losses)	2.2	(.7)	3.2	(1.4)

Comprehensive net income	$180.4	$61.2	$359.6	$950.4

Computation of net income available to common shareholders:
Net income	$146.5	$44.9	$280.6	$748.1
Redemption value adjustment and dividends - convertible preference shares	—	(19.4)	(49.5)	(19.4)
Net income available to common shareholders	$146.5	$25.5	$231.1	$728.7

Basic earnings per common share:

Net income before accounting changes and extraordinary items	$6.30	$3.09	$26.48	$7.47
Net income	16.28	3.09	26.48	88.61

Diluted earnings per common share:

Net income before accounting changes and extraordinary items	$5.57	$2.78	$23.63	$6.80
Net income	14.52	2.78	23.63	80.75

WHITE MOUNTAINS INSURANCE GROUP, LTD.

YTD SEGMENT INCOME STATEMENT

(in millions)

For the Year Ended December 31, 2003

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$2,183.4	$922.6	$31.7	$3,137.7
Net investment income	233.9	54.2	2.8	290.9
Net realized gains (losses) on investments	127.1	40.3	(4.8)	162.6
Other revenue	90.5	75.5	49.4	215.4

Total revenues	2,634.9	1,092.6	79.1	3,806.6
Expenses:
Loss and loss adjustment expenses	1,493.8	620.4	23.9	2,138.1
Insurance and reinsurance acquisition expenses	394.9	197.0	19.7	611.6
Other underwriting expenses	258.7	61.0	43.6	363.3
General and administrative expenses	67.6	19.6	114.6	201.8
Accretion of fair value adjustment to loss and lae reserves	—	—	48.6	48.6
Interest expense on debt	0.3	2.0	46.3	48.6
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	22.3	22.3

Total expenses	2,215.3	900.0	319.0	3,434.3

Pretax income (loss)	$419.6	$192.6	$(239.9)	$372.3

For the Year Ended December 31, 2002

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$2,870.9	$675.8	$29.7	$3,576.4
Net investment income	314.0	52.7	(0.7)	366.0
Net realized gains (losses) on investments	113.0	88.3	(45.3)	156.0
Other revenue	14.4	53.6	45.7	113.7

Total revenues	3,312.3	870.4	29.4	4,212.1
Expenses:
Loss and loss adjustment expenses	2,131.3	478.8	28.1	2,638.2
Insurance and reinsurance acquisition expenses	629.1	161.1	16.1	806.3
Other underwriting expenses	329.2	42.4	32.3	403.9
General and administrative expenses	22.4	20.6	49.7	92.7
Accretion of fair value adjustment to loss and lae reserves	—	—	79.8	79.8
Interest expense	—	2.0	69.8	71.8

Total expenses	3,112.0	704.9	275.8	4,092.7

Pretax income (loss)	$200.3	$165.5	$(246.4)	$119.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.

QTD SEGMENT INCOME STATEMENT

(in millions)

For the Three Months Ended December 31, 2003

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$524.9	$258.1	$8.3	$791.3
Net investment income	60.6	14.2	(3.0)	71.8
Net realized gains on investments	14.9	30.3	3.4	48.6
Other revenue	33.0	18.8	(0.6)	51.2

Total revenues	633.4	321.4	8.1	962.9
Expenses:
Loss and loss adjustment expenses	324.7	173.5	5.4	503.6
Insurance and reinsurance acquisition expenses	93.5	55.8	5.4	154.7
Other underwriting expenses	77.9	17.6	12.1	107.6
General and administrative expenses	26.5	8.5	63.3	98.3
Accretion of fair value adjustment to loss and lae reserves	—	—	10.1	10.1
Interest expense on debt	0.3	0.5	10.7	11.5
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	13.1	13.1

Total expenses	522.9	255.9	120.1	898.9

Pretax income (loss)	$110.5	$65.5	$(112.0)	$64.0

For the Three Months Ended December 31, 2002

	OneBeacon	Reinsurance	Other	Total
Revenues:
Earned insurance and reinsurance premiums	$629.5	$203.0	$7.6	$840.1
Net investment income	70.0	9.6	1.8	81.4
Net realized gains (losses) on investments	14.5	25.6	(0.8)	39.3
Other revenue	3.6	15.2	21.9	40.7

Total revenues	717.6	253.4	30.5	1,001.5
Expenses:
Loss and loss adjustment expenses	467.9	149.3	10.5	627.7
Insurance and reinsurance acquisition expenses	126.5	44.4	13.3	184.2
Other underwriting expenses	41.6	11.1	1.3	54.0
General and administrative expenses	21.2	2.1	19.7	43.0
Accretion of fair value adjustment to loss and lae reserves	—	—	14.2	14.2
Interest expense on debt	—	0.5	18.3	18.8

Total expenses	657.2	207.4	77.3	941.9

Pretax income (loss)	$60.4	$46.0	$(46.8)	$59.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS

(Unaudited)

	OneBeacon
Year Ended December 31, 2003	Personal	Commercial	Specialty	Total Core	Total (1)	Folksamerica
GAAP Ratios
Loss and LAE	61%	61%	59%	60%	68%	67%
Expense	26%	34%	32%	30%	30%	28%
Total Combined	87%	95%	91%	90%	98%	95%
Dollars in millions
Net written premiums	$942.2	$426.7	$499.9	$1,868.8	$2,004.0	$889.2
Earned insurance premiums	$975.4	$432.0	$487.4	$1,894.8	$2,183.4	$844.3

	OneBeacon
Year Ended December 31, 2002	Personal	Commercial	Specialty	Total Core	Total (1)	Folksamerica
GAAP Ratios
Loss and LAE	70%	67%	62%	68%	74%	70%
Expense	26%	33%	32%	29%	33%	30%
Total Combined	96%	100%	94%	97%	107%	100%
Dollars in millions
Net written premiums	$1,092.1	$454.6	$449.7	$1,996.4	$2,522.8	$678.7
Earned insurance premiums	$1,015.5	$527.4	$420.1	$1,963.0	$2,870.9	$620.5

	OneBeacon
Three Months Ended December 31, 2003	Personal	Commercial	Specialty	Total Core	Total (1)	Folksamerica
GAAP Ratios
Loss and LAE	61%	55%	55%	58%	62%	68%
Expense	33%	40%	34%	35%	33%	29%
Total Combined	94%	95%	89%	93%	95%	97%
Dollars in millions
Net written premiums	$240.2	$98.6	$114.0	$452.8	$464.7	$225.1
Earned insurance premiums	$240.5	$111.1	$126.0	$477.6	$524.9	$229.9

	OneBeacon
Three Months Ended December 31, 2002	Personal	Commercial	Specialty	Total Core	Total (1)	Folksamerica
GAAP Ratios
Loss and LAE	57%	53%	66%	58%	74%	72%
Expense	26%	32%	30%	27%	27%	28%
Total Combined	83%	85%	96%	85%	101%	100%
Dollars in millions
Net written premiums	$214.6	$92.1	$107.7	$414.4	$484.6	$199.7
Earned insurance premiums	$257.8	$115.9	$114.1	$487.8	$629.5	$177.0

(end)

(1) Includes results from Non-core operations.